Exhibit 99.1

CareCloud Reports Record Second Quarter Revenue

Company Increases Full-Year Revenue Guidance

SOMERSET, N.J., August 5, 2021 (GLOBE NEWSWIRE) – CareCloud, Inc. (the “Company” or “CareCloud”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leader in healthcare technology solutions for medical practices and health systems nationwide, today announced financial and operational results for the second quarter ended June 30, 2021. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook.

Second Quarter 2021 Highlights

●	Record revenue of $34.1 million, 74% growth over Q2 2020
●	GAAP net loss declined to $227,000, compared to a net loss of $4.8 million in Q2 2020
●	Adjusted net income of $4.5 million, or $0.31 per share
●	Adjusted EBITDA of $5.7 million, an increase of $5.5 million compared to $191,000 in Q2 2020

Year-to-date 2021 Highlights

●	Revenue of $63.8 million, a 54% increase from YTD 2020
●	GAAP net loss declined to $2.2 million, compared to a net loss of $7.3 million in the same period last year
●	Adjusted net income of $7.4 million or $0.51 per share
●	Adjusted EBITDA of $9.3 million, an increase of $8.4 million from $958,000 in the same period last year

“We are pleased to report record revenue of $34.1 million in the second quarter, a 74% year-over-year increase,” said A. Hadi Chaudhry, CareCloud’s Chief Executive Officer and President. “We are also proud to report $5.7 million in adjusted EBITDA, representing our seventeenth consecutive quarter of positive adjusted EBITDA.”

“In June we completed the medSR tuck-in acquisition, which provides specialty consulting services to hospitals and large healthcare groups, further expanding our addressable market growth opportunities,” said Hadi Chaudhry. “The businesses which became medSR (MedMatica Consulting Associates, Inc. and Santa Rosa Staffing, Inc.) have worked with over 100 hospitals and large practices over the last two years, and we now have employees with strong relationships with these potential clients to cross sell our SaaS healthcare solutions such as PrecisionBI and our revenue cycle management services.”

Second Quarter 2021 Financial Results

Revenue for the second quarter 2021 was a record $34.1 million, an increase of $14.5 million or 74% from the second quarter of 2020.

Bill Korn, Chief Financial Officer, commented “Revenue was a new record for the Company, 6% above our previous all-time high. Our annual revenue run rate is now $136 million, which is 29% above our 2020 revenue and 111% above our 2019 revenue. This is proof that our strategy of growing through a combination of organic growth and acquisitions continues to increase revenue significantly faster than the industry.”

The second quarter 2021 GAAP net loss was $227,000, as compared to a net loss of $4.8 million in the same period last year. The 2021 GAAP net loss reflects $3.1 million of non-cash depreciation and amortization expenses and $1.7 million of stock-based compensation. The GAAP net loss was $0.27 per share, based on the net loss attributable to common shareholders, which takes into account the preferred stock dividends declared during the quarter. “Our revenue grew by 74% from second quarter 2020, and our total operating expenses grew at a lower rate, 41% year-over-year, enabling us to reduce our GAAP net loss by 95% from second quarter 2020 to second quarter 2021,” noted Bill Korn.

Non-GAAP adjusted net income for second quarter 2021 was $4.5 million, or $0.31 per share, and is calculated using the end-of-period common shares outstanding. Non-GAAP adjusted diluted earnings per share is $0.26, using the end-of-period shares outstanding plus common shares issuable upon exercise of in-the-money warrants and the vesting of outstanding restricted stock units.

Adjusted EBITDA for second quarter 2021 was $5.7 million, or 17% of revenue, compared to $191,000 in the same period last year. CareCloud’s adjusted EBITDA increased by approximately $5.5 million from Q2 2020, in large part due to the cost savings resulting from integrating the businesses the Company acquired during 2020. “Adjusted EBITDA was our second best quarter ever, and just $50,000 less than our record adjusted EBITDA set in fourth quarter of 2020,” stated Bill Korn.

Six Month 2021 Financial Results

Revenue for the first six months of 2021 was $63.8 million, an increase of 54% compared to $41.4 million in the first six months of 2020.

Bill Korn remarked, “Approximately 81% of our revenue for the first half of 2021 involved the use of our technology, including clients using our core technology suite, one component of our technology, or clients where we are providing IT services utilizing our technology processes and know-how. Another 8% of revenue came from clients where we are providing solely revenue cycle management services, 9% of revenue is from clients where we are managing their entire medical practice, and approximately 2% of revenue comes from other services.”

For the first six months of 2021, the Company’s GAAP net loss was $2.2 million, or $0.63 per share, compared to a GAAP net loss of $7.3 million in the first six months of 2020. Non-GAAP adjusted net income for the first six months of 2021 was $7.4 million, or $0.51 per share.

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During this period, our adjusted EBITDA was $9.3 million, an increase of $8.4 million or 876% from $958,000 in the same period last year.

Cash Balances and Capital

As of June 30, 2021, the Company had approximately $9.5 million of cash. During the second quarter 2021, cash flow from operations was approximately $1.1 million. Second quarter results included a $4.0 million cash settlement to resolve a pre-existing matter from the purchase of CareCloud Corporation in 2020. The cost of the settlement was anticipated and entirely borne by the seller, who forfeited $4.0 million of Series A Preferred Stock from the acquisition consideration, which had been held in escrow since the original transaction. Without this one-time expense, cash flow from operations would have been similar to our adjusted EBITDA and our adjusted net income. Our net working capital on June 30, 2021 was approximately $8.0 million.

2021 Full Year Guidance

Based on our record-breaking second quarter revenue and our outlook for the second half of 2021, CareCloud is increasing our forward-looking revenue guidance for the fiscal year ending December 31, 2021:

For the Fiscal Year Ending December 31, 2021 Forward-Looking Guidance
Revenue	$135 – $138 million
Adjusted EBITDA	$22 – $25 million

Bill Korn noted, “Our second quarter revenue surpassed expectations to set a new record, and we anticipate continued strong momentum during the second half of 2021. We have increased our full-year revenue guidance from a range of $133-137 million to a range of $135-138 million, at or above the midpoint of our prior guidance range. This represents growth of 28% to 31% over 2020 revenue. This includes organic growth from new clients as well as cross-selling new services to existing clients, and includes revenue from the medSR acquisition which occurred on June 1, 2021. We anticipate this will be our seventh consecutive year with annual revenue growth of 25% or more, a record few public companies have been able to achieve.”

“Adjusted EBITDA is still expected to be $22 to $25 million for full year 2021, growth of 103% to 131% over 2020 adjusted EBITDA, as the Company realizes the benefits of cost-savings and a full-year of additional scale from the CareCloud and Meridian acquisitions in 2020,” said Bill Korn. “Looking at our second quarter 2021 adjusted EBITDA, our revenue seasonality which always reduces first quarter adjusted EBITDA, and the cost reductions which are in place, we are comfortable reaffirming our $22 to $25 million full year adjusted EBITDA guidance.”

Conference Call Information

CareCloud management will host a conference call today at 8:30 a.m. Eastern Time to discuss the second quarter 2021 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.carecloud.com/events/. An audio-only option is available by dialing 786-204-3966 and referencing “CareCloud Second Quarter 2021 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.carecloud.com/events/.

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A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-6671 and providing access code 3169990.

About CareCloud

CareCloud (Nasdaq: MTBC) (Nasdaq: MTBCP) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including practice management (PM), electronic health records (EHR), business intelligence, telehealth, revenue cycle management (RCM), Medical office practice management and patient experience management (PXM) at www.carecloud.com.

Follow CareCloud on LinkedIn, Twitter and Facebook.

For additional information, please visit our website at www.carecloud.com. To view CareCloud’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.carecloud.com.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

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Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Bill Korn

Chief Financial Officer

CareCloud, Inc.

bkorn@carecloud.com

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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CARECLOUD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except share and per share amounts)

	June 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$8,002	$20,925
Restricted cash	1,500	-
Accounts receivable - net, of allowance for doubtful accounts of $430 and $522 at June 30, 2021 and December 31, 2020, respectively	16,224	12,089
Contract asset	5,470	4,105
Inventory	441	399
Current assets - related party	13	13
Prepaid expenses and other current assets	3,279	7,288
Total current assets	34,929	44,819
Property and equipment - net	5,544	4,921
Operating lease right-of-use assets	7,712	7,743
Intangible assets - net	33,267	29,978
Goodwill	60,661	49,291
Other assets	1,245	1,247
TOTAL ASSETS	$143,358	$137,999
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,758	$6,461
Accrued compensation	3,577	2,590
Accrued expenses	6,993	8,501
Operating lease liability (current portion)	4,098	4,729
Deferred revenue (current portion)	1,181	1,173
Accrued liability to related party	1	1
Deferred payroll taxes	927	927
Notes payable (current portion)	22	401
Dividend payable	3,810	4,241
Consideration payable	1,571	-
Total current liabilities	26,938	29,024
Notes payable	31	41
Contingent consideration	6,500	-
Borrowings under line of credit	5,000	-
Deferred payroll taxes	927	927
Operating lease liability	5,727	6,297
Deferred revenue	184	305
Deferred tax liability	286	160
Total liabilities	45,593	36,754
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares at June 30, 2021 and December 31, 2020; issued and outstanding 5,291,383 and 5,475,279 shares at June 30, 2021 and December 31, 2020, respectively	5	5
Common stock, $0.001 par value - authorized 29,000,000 shares at June 30, 2021 and December 31, 2020; issued 15,352,405 and 14,121,044 shares at June 30, 2021 and December 31, 2020, respectively; 14,611,606 and 13,380,245 shares outstanding at June 30, 2021 and December 31, 2020, respectively	15	14
Additional paid-in capital	135,551	136,781
Accumulated deficit	(36,080)	(33,889)
Accumulated other comprehensive loss	(1,064)	(1,004)
Less: 740,799 common shares held in treasury, at cost at June 30, 2021 and December 31, 2020	(662)	(662)
Total shareholders’ equity	97,765	101,245
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$143,358	$137,999

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CARECLOUD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
($ in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
NET REVENUE	$34,065	$19,579	$63,834	$41,446
OPERATING EXPENSES:
Direct operating costs	20,534	12,557	38,595	26,123
Selling and marketing	2,204	1,625	4,094	3,206
General and administrative	6,269	5,393	11,893	10,986
Research and development	1,813	2,146	3,839	4,479
Depreciation and amortization	3,128	2,405	5,959	3,738
Impairment and unoccupied lease charges	223	63	1,241	361
Total operating expenses	34,171	24,189	65,621	48,893
OPERATING LOSS	(106)	(4,610)	(1,787)	(7,447)
OTHER:
Interest income	2	4	6	42
Interest expense	(115)	(146)	(183)	(264)
Other income (expense) - net	205	(114)	(15)	331
LOSS BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(14)	(4,866)	(1,979)	(7,338)
Income tax provision (benefit)	213	(74)	212	(44)
NET LOSS	$(227)	$(4,792)	$(2,191)	$(7,294)

Preferred stock dividend	3,638	3,277	6,767	5,920
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(3,865)	$(8,069)	$(8,958)	$(13,214)

Net loss per common share: basic and diluted	$(0.27)	$(0.65)	$(0.63)	$(1.07)
Weighted-average common shares used to compute basic and diluted loss per share	14,430,882	12,395,197	14,258,772	12,353,007

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CARECLOUD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020
($ in thousands)

	2021	2020
OPERATING ACTIVITIES:
Net loss	$(2,191)	$(7,294)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,185	3,643
Lease amortization	1,455	1,338
Deferred revenue	(133)	1
Provision for doubtful accounts	257	285
Provision (benefit) for deferred income taxes	126	(100)
Foreign exchange gain	(59)	(333)
Interest accretion	288	331
Stock-based compensation expense	3,002	3,188
Adjustment of goodwill	36	-
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(1,687)	1,604
Contract asset	1,037	343
Inventory	(42)	182
Other assets	(120)	(524)
Accounts payable and other liabilities	(6,073)	(5,592)
Net cash provided by (used in) operating activities	2,081	(2,928)
INVESTING ACTIVITIES:
Purchase of property and equipment	(1,484)	(817)
Capitalized software	(3,254)	(2,622)
Cash paid for acquisitions (net)	(12,261)	(23,716)
Net cash used in investing activities	(16,999)	(27,155)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(7,198)	(4,472)
Settlement of tax withholding obligations on stock issued to employees	(1,572)	(1,048)
Repayments of notes payable, net	(391)	(186)
Proceeds from exercise of warrants	6,392	-
Proceeds from issuance of common stock, net of expenses	1,360	-
Proceeds from line of credit	5,000	19,500
Repayment from line of credit	-	(9,750)
Net proceeds from issuance of preferred stock	-	19,014
Net cash provided by financing activities	3,591	23,058
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(96)	(437)
NET DECREASE IN CASH AND RESTRICTED CASH	(11,423)	(7,462)
CASH - beginning of the period	20,925	19,994
CASH AND RESTRICTED CASH - end of the period	$9,502	$12,532
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock (cancelled) issued in connection with an acquisition	$(4,000)	$24,000
Contingent consideration	$6,500	$-
Vehicle financing obtained	$-	$28
Dividends declared, not paid	$3,810	$3,194
Warrants issued	$-	$5,070
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$92	$62
Interest	$39	$111

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net Loss

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	($ in thousands)
Net revenue	$34,065	$19,579	$63,834	$41,446

GAAP net loss	(227)	(4,792)	(2,191)	(7,294)

Provision (benefit) for income taxes	213	(74)	212	(44)
Net interest expense	113	142	177	222
Foreign exchange loss / other expense	(146)	111	97	(313)
Stock-based compensation expense	1,735	1,881	3,002	3,188
Depreciation and amortization	3,128	2,405	5,959	3,738
Transaction and integration costs	617	455	849	1,100
Impairment and unoccupied lease charges	223	63	1,241	361
Adjusted EBITDA	$5,656	$191	$9,346	$958

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Non-GAAP Adjusted Operating Income to GAAP Operating Loss

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	($ in thousands)
Net revenue	$34,065	$19,579	$63,834	$41,446

GAAP net loss	(227)	(4,792)	(2,191)	(7,294)
Provision (benefit) for income taxes	213	(74)	212	(44)
Net interest expense	113	142	177	222
Other expense (income) - net	(205)	114	15	(331)
GAAP operating loss	(106)	(4,610)	(1,787)	(7,447)
GAAP operating margin	(0.3%)	(23.5%)	(2.8%)	(18.0%)

Stock-based compensation expense	1,735	1,881	3,002	3,188
Amortization of purchased intangible assets	2,175	2,046	4,311	3,061
Transaction and integration costs	617	455	849	1,100
Impairment and unoccupied lease charges	223	63	1,241	361
Non-GAAP adjusted operating income	$4,644	$(165)	$7,616	$263
Non-GAAP adjusted operating margin	13.6%	(0.8%)	11.9%	0.6%

Non-GAAP Adjusted Net Income to GAAP Net Loss

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	($ in thousands)
GAAP net loss	$(227)	$(4,792)	$(2,191)	$(7,294)

Foreign exchange loss (gain) / other expense	(146)	111	97	(313)
Stock-based compensation expense	1,735	1,881	3,002	3,188
Amortization of purchased intangible assets	2,175	2,046	4,311	3,061
Transaction and integration costs	617	455	849	1,100
Impairment and unoccupied lease charges	223	63	1,241	361
Income tax expense (benefit) related to goodwill	163	(115)	127	(100)
Non-GAAP adjusted net income	$4,540	$(351)	$7,436	$3

End-of-period shares	14,611,606	12,454,691	14,611,606	12,454,691

Non-GAAP adjusted net income per share	$0.31	$(0.03)	$0.51	$-

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of June 30, 2021 and 2020.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net loss attributable to common shareholders, per share	$(0.27)	$(0.65)	$(0.63)	$(1.07)
Impact of preferred stock dividend	0.25	0.27	0.48	0.48
Net loss per end-of-period share	(0.02)	(0.38)	(0.15)	(0.59)

Foreign exchange loss / other expense	(0.01)	0.01	0.01	(0.03)
Stock-based compensation expense	0.12	0.15	0.21	0.26
Amortization of purchased intangible assets	0.15	0.15	0.30	0.25
Transaction and integration costs	0.04	0.04	0.06	0.09
Impairment and unoccupied lease charges	0.02	0.01	0.07	0.03
Income tax expense (benefit) related to goodwill	0.01	(0.01)	0.01	(0.01)
Non-GAAP adjusted earnings per share	$0.31	$(0.03)	$0.51	$0.00

End-of-period common shares	14,611,606	12,454,691	14,611,606	12,454,691
In-the-money warrants and outstanding unvested RSUs	2,628,747	4,295,561	2,628,747	4,295,561
Total fully diluted shares	17,240,353	16,750,252	17,240,353	16,750,252
Non-GAAP adjusted diluted earnings per share	$0.26	$(0.02)	$0.43	$0.00

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment charges and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment charges and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment charges changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Impairment and unoccupied lease charges. Impairment charges primarily represent remaining lease and termination fees associated with discontinued facilities and a non-cancellable vendor contract where the services are no longer being used. Unoccupied lease charges represent the portion of lease and related costs for vacant space not being utilized by the Company. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Income tax expense (benefit) related to goodwill. Income tax expense (benefit) resulting from the amortization of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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